EXHIBIT 99.1

Yext, Inc. Announces First Quarter Fiscal 2019 Results

–	First Quarter Revenue of $51.1 Million, an Increase of 38% Year-Over-Year

–	Gross Margin of 74.9% as Compared to 73.9% in the Year Ago Quarter

–	Issues Revenue Guidance of $53.0 Million - $54.0 Million for the Second Quarter Fiscal 2019

–	Updates Revenue Guidance for Fiscal 2019 to $225 Million - $227 Million

NEW YORK, May 31, 2018 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the leader in digital knowledge management (DKM), today announced its results for the three months ended April 30, 2018, or the Company's first quarter of fiscal 2019.
“We are pleased with our results this quarter, highlighted by our 38% revenue growth over the first quarter of last year - driven, in part, by the more than 60 new enterprise logos we won this quarter - as well as the positive operating cash flow we generated during the quarter,” said Howard Lerman, Co-Founder and Chief Executive Officer of Yext.
“During the quarter, we issued our Spring Product Release, which was packed with new features for our cutting-edge Knowledge Assistant. Through simple SMS or Facebook Messenger commands, our customers can easily update even more information about their business, including photos and featured messages, or even ask Knowledge Assistant information about reviews, ratings and profile views.
“The theme of our most recent EXPLORE conference in London was the Intelligent Future, and a record number of attendees heard from Google about the need for structured data and about the process of building a global brand from one of our European customers, Jaguar Land Rover. In October, we expect more than 1,000 attendees at ONWARD, our annual user conference in New York, to hear from more thought leaders. We invite our investors to join us.”

First Quarter Fiscal 2019 Highlights:

•
Revenue of $51.1 million, a 38% increase as compared to the $37.1 million reported in first quarter fiscal 2018. The revenue increase was primarily due to the continued growth of our customer base and higher revenue from existing customers, primarily due to expanded subscriptions.

•
Gross Profit of $38.3 million, a 40% increase as compared to the $27.4 million reported in first quarter fiscal 2018. Gross margin of 74.9% as compared to the 73.9% reported in first quarter fiscal 2018.

•	Net Loss and Non-GAAP Net Loss:

•
Net loss of $18.1 million as compared to the $16.1 million net loss in first quarter fiscal 2018. The increased loss was driven by increased operating expenses, primarily in sales and marketing, due to efforts to acquire new customers.

•	Non-GAAP net loss of $10.1 million as compared to the $12.0 million non-GAAP net loss in the first quarter fiscal 2018.

•	Net Loss Per Share and Non-GAAP Net Loss Per Share:

•
Net loss per share of $0.19 based on 94.9 million weighted-average shares outstanding, compared to the net loss per share of $0.40 based on 40.5 million weighted-average shares outstanding in the first quarter fiscal 2018.

•
Non-GAAP net loss per share of $0.11 based on 94.9 million weighted-average shares outstanding at quarter end, as compared to the $0.13 non-GAAP net loss per share in the first quarter fiscal 2018 based on 90.0 million non-GAAP shares outstanding at quarter end.

•	Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

•	Balance Sheet: Cash, cash equivalents and marketable securities of $124.1 million as of April 30, 2018.

•
Cash Flow: Net cash provided by operating activities for the first quarter of fiscal 2019 was $1.4 million as compared to net cash used in operating activities of $8.3 million in the same period in fiscal 2018. The improvement in the current period reflects a greater source of cash from working capital, driven primarily by the timing of collections of accounts receivable.

Recent Business Highlights:

•	Licenses to Yext's digital knowledge platform as of April 30, 2018 increased 49% as compared to April 30, 2017, while the attributes managed increased 53% over the same period.

•
Issued the Spring Product Release, which provides new services and features, including: enhancements to the Yext Knowledge Assistant - the intelligent, conversational user interface allowing users to manage and update public data about their business using Facebook Messenger or SMS text messaging - through the addition of 15 new skills; templated review responses, allowing customers to create and leverage a library of responses to address customer feedback rapidly; and new capabilities enabling users to upload their digital knowledge into the Yext Knowledge Manager in bulk.

•
Launched Yext for Insurance, enabling individual agents to manage and organize relevant information sought by customers, such as the types of insurance offered, languages spoken, contact details and more.

•
Expanded the global reach of the industry-leading PowerListings® Network by announcing an integration with TripAdvisor, the world's largest travel site, giving our customers the ability to directly edit restaurant listings via the Yext Knowledge Engine and to monitor their TripAdvisor reviews in the Yext dashboard.

•
Expanded the capabilities of the Yext App Directory through additional integrations with Trustpilot Reviews and Traffic Booster by StoreYa. The Yext App Directory allows customers to connect the digital knowledge they are managing within Yext to other software systems used across the enterprise, such as Salesforce, HubSpot, Zendesk, Domo, StoreForce, Tiger Pistol, Smartling and more.

Financial Outlook:
Yext is also providing the following guidance for its second fiscal quarter ending July 31, 2018 and the fiscal year ending January 31, 2019.

•	Second Quarter Fiscal 2019 Outlook:

•	Revenue is projected to be $53.0 million to $54.0 million.

•	Non-GAAP net loss per share is projected to be $0.11 to $0.13, which assumes 97.2 million weighted-average shares outstanding.

•	Full Year Fiscal 2019 Outlook:

•	Revenue is projected to be $225 million to $227 million, an increase from the Company's previous expectation of $224 million to $226 million.

•	Non-GAAP net loss per share is projected to be $0.43 to $0.45, which assumes 98.0 million weighted average shares outstanding.

•	Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

Conference Call Information
Yext will host a conference call at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) today to discuss its financial results. To join, participants may call 1.877.883.0383 (U.S. callers) or 1.412.902.6506 (international callers) using conference ID number 4352846. A live audio webcast of the call will also be available on the Investor Relations section of the Company’s website at investors.yext.com. A replay of the call will be available until June 7, 2018 at 11:59 P.M. Eastern Time by dialing 1.877.344.7529 (U.S. callers) or 1.412.317.0088 (international) and entering passcode 10120639.

About Yext
Yext is the leading Digital Knowledge Management (DKM) platform. Yext's mission is to give companies control over their brand experiences across the digital universe of maps, apps, search engines, voice assistants, and other intelligent services that drive consumer discovery, decision, and action. Today, thousands of businesses including brands like Taco Bell, Rite Aid and Steward Health use the Yext Knowledge Engine™ to manage their digital knowledge in order to boost brand engagement, drive foot traffic, and increase sales.
Yext has been named a Best Place to Work by Fortune and Great Place to Work® as well as a Best Workplace for women.  Yext is headquartered in New York City with offices in Berlin, Chicago, Dallas, Geneva, London, Paris, Tyson's Corner, San Francisco, Shanghai, and Tokyo. For more information, visit www.yext.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our second fiscal quarter 2019 and full year fiscal 2019 in the paragraphs under "Financial Outlook" above, and other statements regarding our expectations regarding the growth of our company and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew existing customers and attract new customers; our ability to successfully compete in new geographies; our ability to recruit and retain our enterprise-level sales force; our ability to expand our publishing network to obtain new partners; our ability to develop new product and platform offerings and release product updates that are adopted by our customers; our ability to manage our growth effectively; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP net loss and non-GAAP net loss per share. Non-GAAP net loss and non-GAAP net loss per share are financial measures that are not calculated in accordance with GAAP. We define these non-GAAP financial measures as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. We also believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss and non-GAAP net loss per share to net loss per share, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.

For Further Information Contact:
James Hart
Yext Investor Relations
212.994.6768
IR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	April 30, 2018	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$53,403	$34,367
Marketable securities	70,710	83,974
Accounts receivable, net of allowances of $81 and $231, respectively	24,123	44,656
Prepaid expenses and other current assets	7,912	7,703
Deferred commissions, current	9,480	9,342
Total current assets	165,628	180,042
Property and equipment, net	11,572	11,438
Goodwill	4,835	4,924
Intangible assets, net	2,524	2,761
Other long term assets	3,847	4,324
Total assets	$188,406	$203,489
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$19,573	$27,416
Deferred revenue, current	83,865	89,474
Deferred rent	1,249	1,288
Total current liabilities	104,687	118,178
Deferred rent, non-current	2,940	3,213
Other long term liabilities	490	645
Total liabilities	108,117	122,036
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at April 30, 2018 and January 31, 2018; zero shares issued and outstanding at April 30, 2018 and January 31, 2018	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at April 30, 2018 and January 31, 2018; 102,743,648 and 100,482,264 shares issued at April 30, 2018 and January 31, 2018, respectively; 96,238,314 and 93,976,930 shares outstanding at April 30, 2018 and January 31, 2018, respectively	103	100
Additional paid-in capital	345,408	328,344
Accumulated other comprehensive loss	(1,731)	(1,636)
Accumulated deficit	(251,586)	(233,450)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity	80,289	81,453
Total liabilities and stockholders’ equity	$188,406	$203,489

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(unaudited)

	Three months ended April 30,
	2018	2017
Revenue	$51,095	$37,080
Cost of revenue	12,800	9,688
Gross profit	38,295	27,392
Operating expenses:
Sales and marketing	37,029	28,462
Research and development	7,729	4,986
General and administrative	11,538	9,338
Total operating expenses	56,296	42,786
Loss from operations	(18,001)	(15,394)
Investment income	387	—
Interest expense	(67)	(88)
Other expense, net	(170)	(592)
Loss from operations before income taxes	(17,851)	(16,074)
Provision for income taxes	(285)	(32)
Net loss	$(18,136)	$(16,106)

Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.40)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	94,942,773	40,466,620

Other comprehensive (loss) income:
Foreign currency translation adjustment	$(93)	$192
Unrealized loss on marketable securities	(2)	—
Total comprehensive loss	$(18,231)	$(15,914)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three months ended April 30,
	2018	2017
Operating activities:
Net loss	$(18,136)	$(16,106)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,576	1,176
Provision for bad debts	76	79
Stock-based compensation expense	7,993	4,062
Change in fair value of convertible preferred stock warrant liability	—	491
Deferred income taxes	(22)	(13)
Amortization of deferred financing costs	34	34
Amortization of premium on marketable securities	39	—
Changes in operating assets and liabilities:
Accounts receivable	20,269	8,537
Prepaid expenses and other current assets	(379)	(1,277)
Deferred commissions	366	(365)
Other long term assets	(79)	(220)
Accounts payable, accrued expenses and other current liabilities	(4,565)	(4,994)
Deferred revenue	(5,463)	243
Deferred rent	(305)	7
Other long term liabilities	5	2
Net cash provided by (used in) operating activities	1,409	(8,344)
Investing activities:
Maturities of marketable securities	13,223	—
Capital expenditures	(1,572)	(1,078)
Net cash provided by (used in) investing activities	11,651	(1,078)
Financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	123,527
Payments of deferred offering costs	—	(1,969)
Proceeds from exercise of stock options	4,948	2,140
Repayments on Revolving Line	—	(5,000)
Proceeds, net from employee stock purchase plan withholdings	1,221	—
Net cash provided by financing activities	6,169	118,698
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(193)	41
Net increase in cash, cash equivalents and restricted cash	19,036	109,317
Cash, cash equivalents and restricted cash at beginning of period	34,367	24,920
Cash, cash equivalents and restricted cash at end of period	$53,403	$134,237
Supplemental reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets:

(in thousands)	April 30, 2018	April 30, 2017
Cash and cash equivalents	$53,403	$133,735
Restricted cash	—	502
Total cash, cash equivalents and restricted cash	$53,403	$134,237

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three months ended April 30, 2018
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$12,800	$(566)	$12,234
Gross profit	$38,295	$(566)	$38,861
Sales and marketing	$37,029	$(3,770)	$33,259
Research and development	$7,729	$(1,556)	$6,173
General and administrative	$11,538	$(2,101)	$9,437
Loss from operations	$(18,001)	$(7,993)	$(10,008)
Net loss	$(18,136)	$(7,993)	$(10,143)

	Three months ended April 30, 2017
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$9,688	$(147)	$9,541
Gross profit	$27,392	$(147)	$27,539
Sales and marketing	$28,462	$(2,259)	$26,203
Research and development	$4,986	$(563)	$4,423
General and administrative	$9,338	$(1,093)	$8,245
Loss from operations	$(15,394)	$(4,062)	$(11,332)
Net loss	$(16,106)	$(4,062)	$(12,044)

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

	Three months ended April 30,
	2018	2017
Net loss	$(18,136)	$(16,106)
Stock-based compensation expense	7,993	4,062
Non-GAAP net loss	$(10,143)	$(12,044)

Net loss per share attributable to common stockholders, basic and diluted	$(0.19)	$(0.40)

Stock-based compensation expense per share	0.08	0.10
Non-GAAP unweighted adjustment	—	0.17
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.11)	$(0.13)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	94,942,773	40,466,620

Non-GAAP unweighted adjustment	—	49,528,821
Non-GAAP number of shares outstanding in computing non-GAAP net loss per share attributable to common stockholders, basic and diluted	94,942,773	89,995,441

Note: the Company's IPO transaction closed on April 19, 2017, at which time the Company's convertible preferred stock converted to approximately 43.5 million shares and the Company issued an additional 12.1 million shares to investors in that offering. In order to serve as a better comparison, the Company calculated non-GAAP net loss per share for the three months ended April 30, 2017, using the shares outstanding as of the end of the period, as if they had been outstanding for the whole period.

The Company calculated non-GAAP net loss per share for the three months ended April 30, 2018 using the weighted-average number of shares outstanding for the respective period and did not include a non-GAAP unweighted adjustment.